                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1998 (except for Note 15, as to which the date is July 10, 1998), in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-56799) and related Prospectus of Clark/Bardes, Inc. (the predecessor company to Clark/Bardes Holdings, Inc.) for the registration of shares of its common stock.


                                                  /s/ ERNST & YOUNG LLP
                                            ------------------------------------
                                                     ERNST & YOUNG LLP


Dallas, Texas
August 19, 1998